 Exhibit 99.1

AutoWeb Reports Third Quarter 2018 Results

IRVINE, Calif., Nov. 08, 2018 (GLOBE NEWSWIRE) -- AutoWeb, Inc. (Nasdaq: AUTO), a digital marketing solution provider for automotive dealers and OEMs, is reporting financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Summary

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Total revenues were $31.7 million compared to $29.3 million in Q2’18 and $36.9 million in Q3’17.

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Advertising revenues were $6.6 million compared to $6.9 million in Q2’18 and $8.9 million in Q3’17.

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Net loss was $18.0 million or $(1.41) per share, compared to net loss of $5.2 million or $(0.41) per share in Q2’18 and net income of $0.1 million or $0.01 per share in Q3’17. The decrease was primarily driven by one-time impairment charges.

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Non-GAAP loss was $2.4 million or $(0.19) per share, compared to a non-GAAP loss of $2.8 million or $(0.22) per share in Q2’18 and non-GAAP income of $2.4 million or $0.18 per share in Q3’17.

Third Quarter 2018 Key Operating Metrics

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Lead traffic was 27.6 million visits compared to 25.5 million in Q2’18 and 28.5 million in Q3’17.1

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Lead volume was 1.9 million compared to 1.7 million in Q2’18 and 2.1 million in Q3’17.2

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Retail dealer count was 2,577 compared to 2,550 in Q2’18 and 3,242 in Q3’17.3

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Retail lead capacity was 441,000 lead targets compared to 449,000 in Q2’18 and 578,000 in Q3’17.4

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Click volume was 6.6 million clicks compared to 6.3 million in Q2’18 and 7.3 million in Q3’17.5

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Revenue per click was $0.84 compared to $0.92 in Q2’18 and $1.02 in Q3’17.6

Management Commentary

“Since I joined AutoWeb earlier this year, our team has conducted a comprehensive review of our operations and go-to-market approach,” said Jared Rowe, president & CEO of AutoWeb. “This included a review of our products, traffic acquisition, pricing policies, distribution channels, strategic positioning and organizational structure, as well as our long-term prospects in the future of mobility. As an outcome of this assessment, and in an effort to improve transparency with our shareholders, we have introduced several new operating metrics that we plan to report on a quarterly basis, including measures to help assess audience size, traffic acquisition efficiency, and distribution channel effectiveness.

“During the third quarter, we began to execute against our new strategic plan, beginning with a restructuring of our senior leadership team. This resulted in a charge that impacted the bottom line for the quarter, but serves as a catalyst for rebuilding and strengthening our organization with key personnel that align with our new strategic imperatives.

 ________________________

1
Lead traffic = total visits to AutoWeb’s owned lead websites.
2
Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.
3
Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.
4
Retail lead capacity = the sum of the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) during the applicable quarter.
5
Click Volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s click referral websites.
6
Revenue per click = total click revenue divided by click volume.

“Our strategic review also included an assessment of the company’s assets and licenses. As a result of our re-evaluation of the DealerX data and consumer targeting platform, we concluded that the effectiveness of the solution was not in-line with the enhanced consumer-to-client matchmaking that we are seeking, and have thus taken a charge to write down the platform license. In addition, we have impaired two other assets related to GoMoto and SaleMove, neither of which align with our new strategic rationale.

“As mentioned earlier this year, we have begun to modernize and contemporize our approach to traffic acquisition. These changes have delivered some early results, as reflected by the 8% sequential improvement in lead traffic. Further, our pricing rationalization and revised client engagement approach has led to our first sequential increase in retail dealer count since Q4 2015. By growing our audience and retail dealer count, we have shown that our revised operating approach is having a positive impact.

“While we’re encouraged by the early signs of improvement in our business, we still have plenty of work to return AutoWeb to growth and profitability. We believe that revenue growth and margin expansion will ultimately come from (1) audience (traffic) growth; (2) improved audience acquisition efficiency; (3) retail dealer count and lead capacity growth; (4) operational integration and simplification; and (5) enhanced consumer-to-client matchmaking.

“As we close out the year and look ahead, we have every expectation of returning to growth and margin expansion, however, it will take time as we continue to integrate our products, improve our operational execution, simplify our organization, and invest in our people and products. I thank all of our shareholders for their patience, and I look forward to the journey ahead.”

Third Quarter 2018 Financial Results

Total revenues in the third quarter of 2018 were $31.7 million compared to $36.9 million in the year-ago quarter, with advertising revenues of $6.6 million compared to $8.9 million in the year-ago quarter. The decline in total revenues was primarily due to lower retail dealer count and lower lead and click volumes.

Gross profit/(loss) in the third quarter was $(3.6) million compared to $11.1 million in the year-ago quarter, with the decrease primarily driven by a one-time impairment charge of $9.0 million associated with the DealerX platform license to cost of revenues. As a percentage of revenue, gross profit/(loss) was (11.4)%.

Adjusted gross profit, which excludes the one-time DealerX impairment charge of $9.0 million, was $5.4 million compared to gross profit of $11.1 million in the year ago quarter, with the decrease driven by continued investments in new traffic acquisition strategies and testing of new traffic sources, as well as an unfavorable mix of retail and OEM lead revenue. As a percentage of revenue, adjusted gross profit was 17.1% (see "Note about Non-GAAP Financial Measures" below for further discussion).

Total operating expenses in the third quarter were $14.4 million compared to $10.8 million in the year-ago quarter. The increase was primarily driven by one-time severance costs related to management restructuring during the third quarter, as well as a one-time long-lived asset impairment charge associated with acquired customer relationships and SaleMove.

Net loss in the third quarter of 2018 was $18.0 million or $(1.41) per share, compared to net income of $0.1 million or $0.01 per share in the year-ago quarter. The decrease was primarily driven by the one-time impairments and severance costs noted above.

Non-GAAP loss was $2.4 million or $(0.19) per share, compared to non-GAAP income of $2.4 million or $0.18 per share in the third quarter of 2017 (see "Note about Non-GAAP Financial Measures" below for further discussion). The decline was primarily driven by the lower revenue and gross profit noted above.

At September 30, 2018, cash and cash equivalents totaled $15.8 million compared to $18.3 million at June 30, 2018, and $25.0 million at December 31, 2017, with the reduction from year-end primarily driven by repayment of AutoWeb’s $8.0 million revolving line of credit and severance-related costs. Total debt was $1.0 million compared to $9.0 million at December 31, 2017.

Conference Call

AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2018 results, followed by a question-and-answer session.

Date: Thursday, November 8, 2018
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 9376169

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 17, 2018. The call will also be archived in the Investors section of AutoWeb’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 9376169

Tax Benefit Preservation Plan

At December 31, 2017, the company had approximately $74.0 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of September 30, 2018, there were 12,948,950 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at http://investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures

AutoWeb has disclosed non-GAAP (loss) income and non-GAAP EPS in this press release, which are non-GAAP financial measures as defined by SEC Regulation G. The company defines (i) non-GAAP (loss) income as GAAP net (loss) income before amortization of acquired intangibles, non-cash stock-based compensation, severance costs, gain or loss on investment or sale, litigation settlements, goodwill impairment, long-lived asset impairment and income taxes; and (ii) non-GAAP EPS as non-GAAP (loss) income divided by weighted average diluted shares outstanding.  A table providing reconciliations of non-GAAP (loss) income and non-GAAP EPS are included at the end of this press release.

AutoWeb has also disclosed adjusted gross profit and adjusted gross margin in this press release, which are also non-GAAP financial measures as defined by SEC Regulation G. The company defines (i) adjusted gross profit as GAAP gross profit minus the one-time cost of revenues - impairment charge due to the DealerX platform license; and (ii) adjusted gross margin as GAAP gross margin excluding the impact of the one-time cost of revenues – impairment charge due to the DealerX platform license. A table providing the reconciliation of adjusted gross profit and adjusted gross margin is included at the end of this press release.

The company's management believes that presenting non-GAAP (loss) income, non-GAAP EPS, adjusted gross profit and adjusted gross margin provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations, as well as providing for more consistent period-over-period comparisons.  These non-GAAP measures also assist management in its operational and financial decision-making and monitoring the company’s performance.  In addition, we use non-GAAP and non-GAAP EPS as a measure for determining incentive compensation targets.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer

The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that the company (i) believes that revenue growth and margin expansion will ultimately come from (1) audience (traffic) growth; (2) improved audience acquisition efficiency; (3) retail dealer count and lead capacity growth;  (4) operational integration and simplification; and (5) enhanced consumer-to-client matchmaking; and (ii) has every expectation of returning to growth and margin expansion, however, it will take time as we continue to integrate our products, improve our operational execution, simplify our organization, and invest in our people and products, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company's stock.

Company Contact

Wesley Ozima
Interim Chief Financial Officer
949-225-4543
wes.ozima@autoweb.com

Investor Relations Contact

Sean Mansouri or Cody Slach
Liolios Investor Relations
949-574-3860
AUTO@liolios.com

AUTOWEB, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$15,824	$24,993
Short-term investment	257	254
Accounts receivable (net of allowances for bad debts and customer credits of $615 and $892 at September 30, 2018 and December 31, 2017, respectively)	25,267	25,911
Prepaid expenses and other current assets	1,268	1,805
Total current assets	42,616	52,963
Property and equipment, net	3,614	4,311
Investments	-	100
Intangible assets, net	13,487	29,113
Goodwill	-	5,133
Long-term deferred tax asset	-	692
Other assets	853	601
Total assets	$60,570	$92,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,386	$7,083
Accrued employee-related benefits	2,921	2,411
Other accrued expenses and other current liabilities	7,983	7,252
Current convertible note payable	1,000	-
Total current liabilities	22,290	16,746
Convertible note payable	-	1,000
Borrowings under revolving credit facility	-	8,000
Total liabilities	22,290	25,746

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 12,948,950 and 13,059,341 shares issued and outstanding, as of September 30, 2018 and December 31, 2017, respectively	13	13
Additional paid-in capital	360,698	356,054
Accumulated deficit	(322,431)	(288,900)
Total stockholders' equity	38,280	67,167
Total liabilities and stockholders' equity	$60,570	$92,913

 AUTOWEB,INC.
 UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues:
Lead fees	$24,986	$27,711	$71,277	$83,149
Advertising	6,606	8,946	21,643	24,914
Other revenues	103	215	416	741
Total revenues	31,695	36,872	93,336	108,804
Cost of revenues	26,278	25,786	74,702	74,171
Cost of revenues- impairment	9,014	-	9,014	-
Gross (loss) profit	(3,597)	11,086	9,620	34,633
Operating expenses:
Sales and marketing	3,333	3,692	10,096	10,684
Technology support	4,303	3,141	10,653	9,582
General and administrative	3,639	2,818	11,980	9,040
Depreciation and amortization	1,172	1,192	3,495	3,623
Goodwill Impairment	-	-	5,133	-
Long Lived asset impairment	1,968	-	1,968	-
Total operating expenses	14,415	10,843	43,325	32,929
Operating income (loss)	(18,012)	243	(33,705)	1,704
Interest and other income (expense), net	(24)	(93)	178	(289)
Income (loss) before income tax provision (benefit)	(18,036)	150	(33,527)	1,415
Income tax provision (benefit)	-	81	4	539
Net income (loss) and comprehensive income (loss)	$(18,036)	$69	$(33,531)	$876

Basic earnings (loss) per common share	$(1.41)	$0.01	$(2.64)	$0.08
Diluted earnings (loss) per common share	$(1.41)	$0.01	$(2.64)	$0.07

Shares used in computing earnings (loss) per common share (in thousands):
Basic	12,787	12,702	12,711	11,593
Diluted	12,787	13,201	12,711	13,279

AUTOWEB, INC.
RECONCILIATION OF NON-GAAP INCOME (LOSS) / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017	2018	2017	2018	2017

Net income (loss)	$(10,279)	$484	$(5,217)	$322	$(18,036)	$69	$(33,531)	$876
Amortization of acquired intangibles	1,687	1,387	1,670	1,359	1,650	1,343	5,007	4,090
Non-cash stock based compensation:
Cost of revenues	15	20	4	19	2	19	21	59
Sales and marketing	225	412	159	402	520	409	904	1,222
Technology support	152	127	173	134	886	138	1,213	399
General and administrative	1,234	452	607	389	388	397	2,228	1,238
Total non-cash stock-based compensation	1,626	1,011	943	944	1,796	963	4,366	2,918
Acquisition costs	-	-	-	-	-	-	-	-
Severance costs	950	-	-	57	1,140	-	2,090	57
Litigation settlements	(17)	(25)	(25)	(25)	(25)	(26)	(67)	(76)
(Gain) loss on investment	-	-	(125)	-	100	-	(25)	-
Goodwill impairment	5,133	-	-	-	-	-	5,133	-
Long-lived asset impairments					10,982		10,982	-
Income taxes	4	625	-	(166)	-	81	4	539

Non-GAAP income (loss)	$(896)	$3,482	$(2,754)	$2,491	$(2,393)	$2,430	$(6,041)	$8,404

Weighted average diluted shares	12,617	13,309	12,726	13,344	12,787	13,201	12,711	13,279

Diluted GAAP EPS	$(0.81)	$0.04	$(0.41)	$0.02	$(1.41)	$0.01	$(2.64)	$0.07
EPS impact of adjustments	0.74	0.23	0.19	0.16	1.22	0.18	2.16	0.57
Non-GAAP EPS	$(0.07)	$0.26	$(0.22)	$0.19	$(0.19)	$0.18	$(0.48)	$0.63

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS) AND ADJUSTED GROSS MARGIN
 (Amounts in thousands, except gross margin %)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Total Revenues	$31,695	$36,872	$93,336	$108,804
Cost of revenues	26,278	25,786	74,702	74,171
Cost of revenues - impairment	9,014	-	9,014	-
Gross (loss) profit	(3,597)	11,086	9,620	34,633

Non-GAAP adjustments:
Cost of Revenue - impairment	9,014	-	9,014	-
Adjusted gross profit	$5,417	$11,086	$18,634	$34,633

Gross margin	-11.4%	30.1%	10.3%	31.8%

Non-GAAP adjustments:
Cost of Revenue - impairment	28.4%	0.0%	9.7%	0.0%
Adjusted gross margin	17.1%	30.1%	20.0%	31.8%